Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Digital Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate (4)	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (1)	457(f)	10,107,942	-	$6,542,116	$0.0001102	$720.94
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$720.94
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$720.94

(1)	Calculated based on the maximum number of shares of common stock, $0.0001 par value per share (“Common Stock”), of the registrant issuable of approximately 10,107,942 shares of Common Stock upon a business combination (the “Business Combination”) involving Digital Health Acquisition Corp. (“DHAC”), VSee Lab, Inc., (“VSee”) and iDoc Virtual Telehealth Solutions, Inc. (“iDoc”).

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(3)	VSee and iDoc are private companies and no market exists for their securities. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act, the proposed maximum aggregate offering price is the sum of (i) the aggregate book value of the VSee securities expected to be exchanged in the Business Combination and (ii) the aggregate book value of the iDoc securities expected to be exchanged in the Business Combination.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price, subject to offset pursuant to Rule 415(a)(6).